UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2006
THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-16375	94-3018487

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2711 Citrus Road
Rancho Cordova, California 95742
(Address and telephone number of principal executive offices) (Zip Code)
(916) 858-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1(n)
EXHIBIT 10.1(o)
EXHIBIT 99.1

Section 7 — Regulation FD Disclosure
Item 7.01 Regulation FD Disclosure.
     On January 17, 2006, the Company issued a press release entitled “ThermoGenesis Corp. to Announce Second Quarter Results on February 8, 2006 (“Press Release”). A copy of the release is attached as Exhibit 99.1.
     The Press Release contains forward-looking statements, including but not limited to, anticipated revenue and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, the Company’s failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of the Company’s new products scheduled for fiscal year 2006, and introduction of competitive products and other factors beyond the Company’s control, could result in a materially different revenue outcome and/or in the Company’s failure to achieve the revenue levels the Company expects for fiscal 2006. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by the Company’s forward looking statements is set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K and other reports the Company files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	(n) Employment Agreement for Chris Gemma

(o) Employment Agreement for Dennis Marr

99.1	Press Release dated January 17, 2006 titled “ThermoGenesis Corp. to Announce Second Quarter Results on February 8, 2006.”

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation
/s/ Matthew Plavan
Dated: January 27, 2006	Matthew Plavan,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	(n) Employment Agreement for Chris Gemma

(o) Employment Agreement for Dennis Marr

99.1	Press Release dated January 17, 2006 titled “ThermoGenesis Corp. to Announce Second Quarter Results on February 8, 2006.”